                                OCC Accumulation Trust
          Total Return Calculations (includes reinvestment of all dividends)

For the one year ended December 31, 1996

                                                                                              Global
                                  Equity          Managed      Small Cap     U.S. Gov't        Equity
                                 ---------------------------------------------------------------------

Beginning Value                 $1,000.00      $1,000.00      $1,000.00      $1,000.00      $1,000.00

Ending Value                    $1,233.63      $1,227.74      $1,187.22      $1,030.17      $1,150.15

Total return for the period        23.36%         22.77%         18.72%          3.02%         15.02%

Average annual return for
  the period                       23.36%         22.77%         18.72%          3.02%         15.02%

Dividends declared
  during the period             $0.713502      $0.677912      $0.892551      $0.553049      $0.122550


For the five years ended December 31, 1996
                                                                                                Global
                                  Equity          Managed      Small Cap       U.S. Gov't        Equity
                                 ----------------------------------------------------------------------
Beginning Value                 $1,000.00      $1,000.00      $1,000.00            N/A            N/A

Ending Value                    $2,261.10      $2,401.63      $1,966.28            N/A            N/A

Total return for the period       126.11%        140.16%         96.63%            N/A            N/A

Average annual return for
  the period                       17.70%         19.13%         14.46%            N/A            N/A

Dividends declared
  during the period             $2.548012      $3.311331      $4.787179            N/A            N/A

Inception through December 31, 1996

                                                                                              Global
                                  Equity          Managed     Small Cap       U.S. Gov't      Equity
                                 ---------------------------------------------------------------------
Inception date                  01-Aug-88      01-Aug-88      01-Aug-88      03-Jan-95      01-Mar-95
                                 ---------------------------------------------------------------------
Beginning Value                 $1,000.00      $1,000.00      $1,000.00      $1,000.00      $1,000.00

Ending Value                    $3,626.38      $4,675.54      $3,169.58      $1,165.47      $1,367.06

Total return for the period       262.64%        367.55%        216.96%         16.55%         36.71%

Average annual return for
    the period                     16.52%         20.09%         14.67%          7.97%         18.51%

Dividends declared
    during the period           $3.193012      $4.674631      $5.524179      $1.210194      $0.397875


                                     OCC ACCUMULATION TRUST
                                     MONEY MARKET PORTFOLIO
                                    SEVEN-DAY YIELD 12/31/96

                                                                              DAILY
                                                                           DIVIDEND
DATE                                                                         RATE
----                                                                       --------
12/25/96                                                                   0.0001218
12/26/96                                                                   0.0001218
12/27/96                                                                   0.0001224
12/28/96                                                                   0.0001226
12/29/96                                                                   0.0001226
12/30/96                                                                   0.0001226
12/31/96                                                                   0.0001232
                                                                           ---------

                                                                           0.0008570
                                                                           ---------
                                                                           ---------

SEVEN-DAY
BASE PERIOD
RETURN ENDING                                                            SEVEN-DAY
12/31/96                       X          365/7                =       CURRENT YIELD
--------                                  -----                        -------------
0.000857                                                                       4.47%
                                                                       -------------
                                                                       -------------


ONE PLUS                              RAISED TO A
SEVEN-DAY                             POWER OF 365/7
BASE PERIOD                           AND SUBTRACT 1
RETURN ENDING                          FROM THE                          SEVEN-DAY
12/31/96                       X        RESULT                 =     EFFECTIVE YIELD
--------                              --------------                 ---------------
1.000857                                                                       4.57%
                                                                     ---------------
                                                                     ---------------

                                         OCC ACCUMULATION TRUST
                                         MONEY MARKET PORTFOLIO
                      SEVEN-DAY YIELD ( without management fee waiver) 12/31/96

                                                                                   DAILY
                                                                                DIVIDEND
DATE                                                                              RATE
--------                                                                       ----------
12/25/96                                                                       0.0001193
12/26/96                                                                       0.0001193
12/27/96                                                                       0.0001199
12/28/96                                                                       0.0001201
12/29/96                                                                       0.0001201
12/30/96                                                                       0.0001201
12/31/96                                                                       0.0001213
                                                                               ---------

                                                                               0.0008401
                                                                               ---------
                                                                               ---------

SEVEN-DAY
BASE PERIOD
RETURN ENDING                                                                    SEVEN-DAY
12/31/96                      X             365/7               =              CURRENT YIELD
-------------                               -----                              -------------
0.0008401                                                                         4.38%
                                                                               -------------
                                                                               -------------


 ONE PLUS                                   RAISED TO A
SEVEN-DAY                                   POWER OF 365/7
BASE PERIOD                                 AND SUBTRACT 1
RETURN ENDING                                FROM THE                            SEVEN-DAY
 12/31/96                    X                RESULT             =             EFFECTIVE YIELD
---------                                   --------------                     ---------------
1.0008401                                                                         4.48%
                                                                               ---------------
                                                                               ---------------


                                                           OCC ACCUMULATION TRUST
                                                      U.S. GOVERNMENT INCOME PORTFOLIO
                                            S.E.C.  30 DAY STANDARD YIELD CALCULATION - 12/31/96

                             COMPONENTS:
                             INCOME                                     $  17,090.82
                             EXPENSES                                   $   2,782.95
                             MAXIMUM OFFERING PRICE                     $      10.38
                             AVERAGE SHARES OUTSTANDING                  324,110.063


                                  YIELD =   5.16%

                                                           OCC ACCUMULATION TRUST
                                                      U.S. GOVERNMENT INCOME PORTFOLIO
                            S.E.C.  30 DAY STANDARD YIELD CALCULATION (without management fee waiver) - 12/31/96

                             COMPONENTS:
                             INCOME                                     $  17,090.82
                             EXPENSES                                   $   3,613.53
                             MAXIMUM OFFERING PRICE                     $      10.38
                             AVERAGE SHARES OUTSTANDING                  324,110.063

                             YIELD =   4.86%